Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

	NAME	STATE OF INCORPORATION

1.	Quantum Restaurant Development Corporation	Georgia

2.	Porterhouse, Inc.	Delaware

3.	Morton’s of Chicago, Inc.	Illinois

4.	Morton’s of Chicago/Atlanta, Inc.	Illinois

5.	Morton’s of Chicago/Buckhead, Inc.	Delaware

6.	Morton’s of Chicago/Chicago, Inc.	Delaware

7.	Morton’s of Chicago/Cincinnati, Inc.	Delaware

8.	Morton’s of Chicago/Clayton, Inc.	Delaware

9.	Morton’s of Chicago/Cleveland, Inc.	Illinois

10.	Morton’s of Chicago/Columbus, Inc.	Delaware

11.	Morton’s of Chicago/Dallas, Inc.	Illinois

12.	Morton’s of Chicago/Denver, Inc.	Illinois

13.	Morton’s of Chicago/Detroit, Inc.	Delaware

14.	Morton’s of Chicago/Fifth Avenue, Inc.	Delaware

15.	Morton’s of Chicago/Flamingo Road Corp.	Delaware

16.	Morton’s of Chicago/Houston, Inc.	Delaware

17.	Morton’s of Chicago/Minneapolis, Inc.	Delaware

18.	Morton’s of Chicago/Nashville, Inc.	Delaware

19.	Morton’s of Chicago/Palm Desert, Inc.	Delaware

20.	Morton’s of Chicago/Philadelphia, Inc.	Illinois

21.	Morton’s of Chicago/Phoenix, Inc.	Delaware

22.	Morton’s of Chicago/Pittsburgh, Inc.	Delaware

23.	Morton’s of Chicago/Portland, Inc.	Delaware

24.	Morton’s of Chicago/Puerto Rico, Inc.	Delaware

25.	Morton’s of Chicago/Rosemont, Inc.	Illinois

26.	Morton’s of Chicago/Sacramento, Inc.	Delaware

27.	Morton’s of Chicago/San Antonio, Inc.	Delaware

28.	Morton’s of Chicago/San Diego, Inc.	Delaware

29.	Morton’s of Chicago/San Francisco, Inc.	Delaware

30.	Morton’s of Chicago/Santa Ana, Inc.	Delaware

31.	Morton’s of Chicago/Scottsdale, Inc.	Delaware

32.	Morton’s of Chicago/Seattle, Inc.	Delaware

33.	Morton’s of Chicago/Virginia, Inc.	Illinois

34.	Morton’s of Chicago/Washington, D.C., Inc.	Delaware

35.	Morton’s of Chicago/Washington Square, Inc.	Delaware

36.	Morton’s of Chicago/West Street, Inc.	Delaware

	NAME	STATE OF INCORPORATION

37.	Morton’s of Chicago/Westbrook, Inc.	Illinois

38.	Porterhouse of Los Angeles, Inc.	Delaware

39.	MOCGC Corp.	Virginia

40.	Chicago Steakhouse, Inc.	Texas

41.	McKinney Steakhouse LLC	Texas

42.	Houston Steakhouse, Inc.	Texas

43.	San Antonio Steakhouse, Inc.	Texas

44.	Morton’s of Chicago Holding, Inc.	Delaware

45.	Morton’s of Chicago/Anaheim, LLC	Delaware

46.	Morton’s of Chicago/Atlantic City, LLC	Delaware

47.	Morton’s of Chicago/Baltimore LLC	Delaware

48.	Morton’s of Chicago/Bethesda LLC	Delaware

49.	Morton’s of Chicago/Boca Raton LLC	Delaware

50.	Morton’s of Chicago/Boston LLC	Delaware

51.	Morton’s of Chicago/Boston Seaport, LLC	Delaware

52.	Morton’s of Chicago/Brooklyn, LLC	Delaware

53.	Arnie Morton’s of Chicago/Burbank LLC	Delaware

54.	Morton’s of Chicago/Capitol Mall, LLC	Delaware

55.	Morton’s of Chicago/Carew Tower, LLC	Delaware

56.	Morton’s of Chicago/Charlotte LLC	Delaware

57.	Morton’s of Chicago/Coral Gables, LLC	Delaware

58.	Morton’s of Chicago/Crystal City LLC	Delaware

59.	Morton’s of Chicago/Dallas Crescent, LLC	Delaware

60.	Morton’s of Chicago/Denver Crescent Town Center, LLC	Delaware

61.	Arnie Morton’s of Chicago/Figueroa LLC	Delaware

62.	Morton’s of Chicago/Fort Lauderdale, LLC	Delaware

63.	Morton’s of Chicago/Great Neck LLC	Delaware

64.	Morton’s of Chicago/Hackensack LLC	Delaware

65.	Morton’s of Chicago/Hartford LLC	Delaware

66.	Morton’s of Chicago/Honolulu LLC	Delaware

67.	Morton’s of Chicago/Indianapolis LLC	Delaware

68.	Morton’s of Chicago/Indian Wells, LLC	Delaware

69.	Morton’s of Chicago/Jacksonville LLC	Delaware

70.	Morton’s of Chicago/Kansas City LLC	Delaware

71.	Morton’s of Chicago/King of Prussia LLC	Delaware

72.	Morton’s of Chicago/La Jolla LLC	Delaware

73.	Morton’s of Chicago/Leawood, LLC	Kansas

74.	Morton’s of Chicago/Louisville LLC	Delaware

75.	Morton’s of Chicago/McKinney, LLC	Delaware

	NAME	STATE OF INCORPORATION

76.	Morton’s Mexico Holding (USA) LLC	Delaware

77.	Morton’s of Chicago/Miami LLC	Delaware

78.	Morton’s of Chicago/Miami Beach LLC	Delaware

79.	Morton’s of Chicago/Naperville, LLC	Delaware

80.	Morton’s of Chicago/New Orleans LLC	Delaware

81.	Morton’s of Chicago/North Miami Beach, LLC	Delaware

82.	Morton’s of Chicago/Northbrook, LLC	Delaware

83.	Morton’s of Chicago/Orlando LLC	Delaware

84.	Morton’s of Chicago/Palm Beach LLC	Delaware

85.	Morton’s of Chicago/Park Place MD, LLC	Delaware

86.	Morton’s of Chicago/Philadelphia, LLC	Delaware

87.	Morton’s of Chicago/Pittsburgh LLC	Delaware

88.	Morton’s of Chicago/Reston LLC	Delaware

89.	Morton’s of Chicago/Richmond LLC	Delaware

90.	Morton’s of Chicago/San Jose, LLC	Delaware

91.	Morton’s of Chicago/Schaumburg LLC	Delaware

92.	Morton’s of Chicago/SouthPark LLC	Delaware

93.	Morton’s of Chicago/Stamford LLC	Delaware

94.	Arnie Morton’s of Chicago/Torrance LLC	Delaware

95.	Morton’s of Chicago/Troy, LLC	Delaware

96.	Morton’s of Chicago/Wacker Place, LLC	Delaware

97.	Morton’s of Chicago/ Waltham, LLC	Delaware

98.	Morton’s of Chicago/White Plains LLC	Delaware

99.	Morton’s of Chicago/Wisconsin LLC	Delaware

100.	Arnie Morton’s of Chicago/Woodland Hills, LLC	Delaware

101.	Morton’s of Chicago Florida Holding, Inc.	Delaware

102.	Morton’s of Chicago Maryland Holding, Inc.	Delaware

103.	Morton’s of Chicago (Singapore) Pte Ltd.	Singapore

104.	Morton’s of Chicago/Toronto, Inc.	Canada

105.	Morton’s of Chicago/Vancouver, Inc.	Canada

106.	Morton’s Asia Holding Limited	Hong Kong

107.	Morton’s of Chicago Kowloon Limited	Hong Kong

108.	Morton’s of Chicago/Hong Kong Limited	Hong Kong

109.	Morton’s of Chicago/Macau Limitada	China

110.	Morton’s Holding Company Mexico, S. de R.L. de C.V.	Mexico

111.	Morton’s Service Company Mexico, S. de R.L. de C.V.	Mexico

112.	Morton’s Palmas, S. de R.L. de C.V.	Mexico

113.	Morton’s China Holding Company Limited (HK)	Hong Kong

114.	Shanghai Morton’s Food and Beverage Management Co. Ltd. (PRC)	China

	NAME	STATE OF INCORPORATION

115.	Italian Restaurants Holding Corp.	Delaware

116.	Bertolini’s Restaurants, Inc.	Delaware

117.	Bertolini’s of Circle Centre, Inc.	Delaware

118.	Bertolini’s/King of Prussia, Inc.	Delaware

119.	Bertolini’s of Las Vegas, Inc.	Delaware

120.	Bertolini’s at Market Square, Inc.	Delaware

121.	Bertolini’s at Village Square, Inc.	Delaware

122.	Peasant Holding Corp.	Delaware

123.	Mick’s at PA Ave., Inc.	Delaware

124.	Mick’s at Fair Oaks, Inc.	Delaware

125.	Mick’s at Annapolis Mall, Inc.	Delaware

126.	Morton’s of Chicago/Bertolini’s Employee Assistance Fund, Inc.	Illinois